Exhibit 99.B(d)(23)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Aronson+Johnson+Ortiz, LP

Dated July 1, 2003, as amended October 11, 2005, July 6, 2007 and December 17, 2008

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Fund
Large Cap Diversified Alpha Fund
U.S. Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Aaron C. Buser	/s/ Theodore R. Aronson

Name:	Name:

Aaron C. Buser	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Aronson+Johnson+Ortiz, LP
(the “Agreement”)

Dated July 1, 2003, as amended October 11, 2005, July 6, 2007 and December 17, 2008

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

        SEI Institutional Investments Trust

Large Cap Fund	X.XX	%
Large Cap Diversified Alpha Fund	X.XX	%
U.S. Managed Volatility Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Aaron C. Buser	/s/ Theodore R. Aronson

Name:	Name:

Aaron C. Buser	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal